Exhibit 99.1

News Release	Williams Partners L.P. (NYSE: WPZ) One Williams Center Tulsa, OK 74172 800-600-3782 www.williams.com

DATE: May 4, 2016

MEDIA CONTACT:	INVESTOR CONTACTS:
Tom Droege 918) 573-4034	John Porter (918) 573-0797	Brett Krieg (918) 573-4614

Williams Partners Reports First Quarter 2016 Financial Results

•	1Q 2016 Adjusted EBITDA is $1.06 Billion, Up 16%

•	Fee-Based Revenues Continue to Grow, Up 5%

•	Fee-Based Revenues Represent 93% of Total Gross Margins

•	Distributable Cash Flow of $739 million, Up 14%

•	Cash Coverage Ratio of 1.02x

•	Continued Growth Expected from Portfolio of Large-Scale, Demand-Driven Projects

TULSA, Okla. – Williams Partners L.P. (NYSE: WPZ) today reported first quarter 2016 adjusted EBITDA of $1.06 billion, a $143 million, or 16 percent, increase from first quarter 2015.

The increase in adjusted EBITDA for first quarter 2016 is due to increases of $64 million from the Atlantic-Gulf operating area, $50 million from NGL & Petchem Services, $23 million from Northeast G&P and $8 million from the Central operating area. Adjusted EBITDA contributions from the West were down slightly compared with first quarter 2015.

Summary Financial Information	1Q
Amounts in millions, except coverage ratio amounts. All income amounts attributable to Williams Partners L.P.	2016	2015
(Unaudited)
Williams Partners
Adjusted EBITDA	$1,060	$917
DCF attributable to partnership operations	$739	$646
Cash distribution coverage ratio	1.02x	0.89x
Net income	$50	$89

Adjusted EBITDA, distributable cash flow (DCF) and cash distribution coverage ratio are non-GAAP measures. Reconciliations to the most relevant measures included in GAAP are attached to this news release.

The increase in adjusted EBITDA as described above by segment was driven by $60 million in higher olefins margins from a full quarter of production at the Geismar plant and $63 million in fee-based revenue growth. Proportional adjusted EBITDA from equity investments increased $45 million due primarily to contributions from Discovery’s Keathley Canyon Connector project in the Atlantic-Gulf operating area. Lower NGL margins were mostly offset by reduced operating costs.

Commodity margins totaled approximately $103 million, up $53 million due primarily to higher olefins margins from a full quarter of production at Geismar, partially offset by lower NGL margins.

Williams Partners reported unaudited first quarter 2016 net income attributable to controlling interests of $50 million compared with $89 million in first quarter 2015. The decrease is primarily due to impairments of certain equity-method investments and higher interest expense, partially offset by higher olefins margins from the Geismar plant and contributions from projects placed in service.

Distributable Cash Flow & Distributions

For first quarter 2016, Williams Partners generated $739 million in distributable cash flow (DCF) attributable to partnership operations, compared with $646 million in DCF attributable to partnership operations in first quarter 2015.

The $93 million increase in DCF for the quarter was driven by the $143 million net increase in adjusted EBITDA, partially offset by higher cash interest expense of $37 million. Consistent with prior years, maintenance capital expenditures were seasonably lower for the first quarter versus expectations for the remaining quarters of the year.

Williams Partners recently announced a regular quarterly cash distribution of $0.85 per unit for its common unitholders.

CEO Perspective

Alan Armstrong, chief executive officer of Williams Partners’ general partner, made the following comments:

“Our strategy to connect North America’s abundant natural gas supply to the best markets continues to deliver results and gain momentum as we capture increasing opportunities on the demand side. This marks the fourth consecutive quarter of adjusted EBITDA in excess of $1 billion. Our focus on fee-based revenues has allowed us to produce strong cash flow growth despite a 16-year low in NGL prices.

“To help offset the effects of low commodity prices and slower near-term growth among producers, we continue to aggressively manage our costs and we made additional cost cutting decisions at the end of the first quarter, including reducing our workforce by 10 percent.

“Importantly this year, we won new business in the Gulf of Mexico, started receiving fee-based revenues from Williams’ new offgas plant in Canada and achieved significant milestones on a number of demand-driven natural gas projects. For the balance of 2016, we expect additional cash flow from recently completed expansions and new projects coming into service in the second and third quarters. Our fully contracted natural gas transmission business coming on in 2017 and 2018 will drive growth in the supply basins we serve.”

Business Segment Performance

Williams Partners	1Q Adjusted EBITDA
Amounts in millions	2016	2015
Atlantic-Gulf	$399	$335
Central	226	218
NGL & Petchem Services	57	7
Northeast G&P	219	196
West	159	162
Other	—	(1)

Total	$1,060	$917

Schedules reconciling adjusted EBITDA to modified EBITDA and net income are attached to this news release.

Effective January 1, 2016, businesses located in the Marcellus and Utica shale plays within the former Access Midstream segment are now managed, and thus presented, within the Northeast G&P segment. The remaining Access Midstream businesses are now presented as the Central segment. As a result, beginning with the reporting of first quarter 2016, our operations are organized into the following reportable segments: Central, Northeast G&P, Atlantic-Gulf, West, and NGL & Petchem Services. Prior period segment disclosures have been recast for these segment changes.

Atlantic-Gulf

Atlantic-Gulf includes the Transco interstate gas pipeline and a 41-percent interest in the Constitution interstate gas pipeline development project, which Williams Partners consolidates. The segment also includes the partnership’s significant natural gas gathering and processing and crude oil production handling and transportation in the Gulf Coast region. These operations include a 51-percent consolidated interest in Gulfstar One, a 50-percent equity-method interest in Gulfstream and a 60-percent equity-method interest in the Discovery pipeline and processing system.

Atlantic-Gulf reported adjusted EBITDA of $399 million for first quarter 2016, compared with $335 million for first quarter 2015.

Adjusted EBITDA for the quarter increased primarily due to $28 million higher proportional EBITDA from Discovery due to contributions from Keathley Canyon Connector and $28 million higher fee-based revenues primarily from higher transportation fee-based revenues on Transco associated with expansion projects.

Central

The Central operating area includes operations that were previously part of the former Access Midstream segment located in Louisiana, Texas, Arkansas and Oklahoma. These operations became the Central operating area effective January 1, 2016 and prior period segment disclosures have been recast for this change. Central provides gathering, treating and compression services to producers under long-term, fee-based contracts. The segment also includes a non-operated 50 percent interest in the Delaware Basin gas gathering system in the Mid-Continent region.

Central reported adjusted EBITDA of $226 million for first quarter 2016, compared with $218 million for first quarter 2015. The increase in adjusted EBITDA between years was driven primarily by higher gathering fees in the Haynesville area.

NGL & Petchem Services

NGL & Petchem Services includes an 88.5 percent interest in an olefins production facility in Geismar, La., along with a refinery grade propylene splitter and pipelines in the Gulf Coast region. This segment also includes midstream operations in Alberta, Canada, including an oil sands offgas processing plant near Fort McMurray, 261 miles of NGL and olefins pipelines and an NGL/olefins fractionation facility at Redwater. This segment also includes the partnership’s energy commodities marketing business, an NGL fractionator and storage facilities near Conway, Kan. and a 50-percent equity-method interest in Overland Pass Pipeline.

NGL & Petchem Services reported adjusted EBITDA of $57 million for first quarter 2016, compared with $7 million for first quarter 2015.

The increase in first quarter 2016 adjusted EBITDA was due primarily to $60 million higher olefins margins at the Geismar plant reflecting a full quarter of production, compared to intermittent production in first quarter 2015. The Geismar plant was off-line for most of first quarter 2015 and resumed consistent operations in late March 2015. Additionally, the change in adjusted EBITDA included $16 million in unfavorable changes in foreign currency exchange gains and losses.

Northeast G&P

Northeast G&P now includes the Marcellus South, Bradford and Utica midstream gathering and processing operations that were previously within the former Access Midstream segment. These operations became part of Northeast G&P effective January 1, 2016 and prior period segment disclosures have been recast for this change. Northeast G&P also includes the Susquehanna Supply Hub and Ohio Valley Midstream, as well as its 69-percent equity investment in Laurel Mountain Midstream, and its 58.4-percent equity investment in Caiman Energy II. Caiman Energy II owns a 50 percent interest in Blue Racer Midstream.

Northeast G&P reported adjusted EBITDA of $219 million for first quarter 2016, compared with adjusted EBITDA of $196 million for first quarter 2015.

The improved results are primarily due to a $16 million increase in fee-based revenues driven by higher gathering volumes in the Utica Shale and $13 million higher proportional EBITDA from equity method investments primarily due to our increased ownership in Utica East Ohio Midstream LLC. These benefits were partially offset by lower volumes caused by price-related shut-ins by producers.

West

West includes the partnership’s Northwest Pipeline interstate gas pipeline system, as well as gathering, processing and treating operations in Wyoming, the Piceance Basin and the Four Corners area.

West reported adjusted EBITDA of $159 million for first quarter 2016, compared with $162 million for first quarter 2015.

First Quarter Materials to be Posted Shortly, Live Webcast Scheduled for Tomorrow

Williams Partners’ first quarter 2016 financial results will be posted shortly at www.williams.com. The information will include the data book and analyst package.

The company and the partnership plan to jointly host a conference call and live webcast on Thursday, May 5, at 10 a.m. EDT. A limited number of phone lines will be available at (800) 344-6698. International callers should dial (785) 830-7979. The conference ID is 9742588.

A link to the webcast, as well as replays of the webcast in both streaming and downloadable podcast formats, will be available following the event at www.williams.com.

Form 10-Q

The company plans to file its first quarter 2016 Form 10-Q with the Securities and Exchange Commission this week. Once filed, the document will be available on both the SEC and Williams websites.

Definitions of Non-GAAP Measures

This news release may include certain financial measures – adjusted EBITDA, distributable cash flow and cash distribution coverage ratio – that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission.

Our segment performance measure, modified EBITDA, is defined as net income (loss) before income tax expense, net interest expense, equity earnings from equity-method investments, other net investing income, impairments of equity investments and goodwill, depreciation and amortization expense, and accretion expense associated with asset retirement obligations for nonregulated operations. We also add our proportional ownership share (based on ownership interest) of modified EBITDA of equity investments.

Adjusted EBITDA further excludes items of income or loss that we characterize as unrepresentative of our ongoing operations and may include assumed business interruption insurance related to the Geismar plant. Management believes these measures provide investors meaningful insight into results from ongoing operations.

We define distributable cash flow as adjusted EBITDA less maintenance capital expenditures, cash portion of interest expense, income attributable to noncontrolling interests and cash income taxes, plus WPZ restricted stock unit non-cash compensation expense and certain other adjustments that management believes affects the comparability of results. Adjustments for maintenance capital expenditures and cash portion of interest expense include our proportionate share of these items of our equity-method investments.

We also calculate the ratio of distributable cash flow to the total cash distributed (cash distribution coverage ratio). This measure reflects the amount of distributable cash flow relative to our cash distribution. We have also provided this ratio calculated using the most directly comparable GAAP measure, net income (loss).

This news release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the Partnership’s assets and the cash that the business is generating.

Neither adjusted EBITDA nor distributable cash flow are intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

About Williams Partners

Williams Partners (NYSE: WPZ) is an industry-leading, large-cap natural gas infrastructure master limited partnership with a strong growth outlook and major positions in key U.S. supply basins and also in Canada. Williams Partners has operations across the natural gas value chain from gathering, processing and interstate transportation of natural gas and natural gas liquids to petchem production of ethylene, propylene and other olefins. Williams Partners owns and operates more than 33,000 miles of pipelines system wide – including the nation’s largest volume and fastest growing pipeline – providing natural gas for clean-power generation, heating and industrial use. Williams Partners’ operations touch approximately 30 percent of U.S. natural gas. Tulsa, Okla.-based Williams (NYSE: WMB), a premier provider of large-scale North American natural gas infrastructure, owns 60 percent of Williams Partners, including all of the 2 percent general-partner interest. www.williams.com

Forward-Looking Statements

The reports, filings, and other public announcements of Williams Partners L.P. (WPZ) may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934,

as amended (the “Exchange Act”). These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical facts, included in this document that address activities, events or developments that we expect, believe or anticipate will exist or may occur in the future, are forward-looking statements. Forward-looking statements can be identified by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” “assumes,” “guidance,” “outlook,” “in service date” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

•	The status, expected timing and expected outcome of the proposed ETC Merger;

•	Events which may occur subsequent to the proposed ETC Merger including events which directly impact our business;

•	Expected levels of cash distributions with respect to general partner interests, incentive distribution rights and limited partner interests;

•	Our and our affiliates’ future credit ratings;

•	Amounts and nature of future capital expenditures;

•	Expansion and growth of our business and operations;

•	Financial condition and liquidity;

•	Business strategy;

•	Cash flow from operations or results of operations;

•	Seasonality of certain business components;

•	Natural gas, natural gas liquids, and olefins prices, supply, and demand; and

•	Demand for our services.

Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this document. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

•	The timing and likelihood of completion of the proposed ETC Merger, including the satisfaction of conditions to the completion of the proposed ETC Merger;

•	Energy Transfer’s plans for us, as well as the other master limited partnerships it currently controls, following the completion of the proposed ETC Merger;

•	Disruption from the proposed ETC Merger making it more difficult to maintain business and operational relationships;

•

Whether we have sufficient cash from operations to enable us to pay current and expected levels of cash distributions, if any, following the establishment of cash reserves and payment of fees and expenses, including payments to our general partner;

•	Availability of supplies, market demand and volatility of prices;

•

Inflation, interest rates, fluctuation in foreign exchange rates and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on customers and suppliers);

•	The strength and financial resources of our competitors and the effects of competition;

•	Whether we are able to successfully identify, evaluate and execute investment opportunities;

•	Our ability to acquire new businesses and assets and successfully integrate those operations and assets into our existing businesses as well as successfully expand our facilities;

•	Development of alternative energy sources;

•	The impact of operational and developmental hazards and unforeseen interruptions;

•	Costs of, changes in, or the results of laws, government regulations (including safety and environmental regulations), environmental liabilities, litigation, and rate proceedings;

•	Williams’ costs and funding obligations for defined benefit pension plans and other postretirement benefit plans;

•	Our allocated costs for defined benefit pension plans and other postretirement benefit plans sponsored by our affiliates;

•	Changes in maintenance and construction costs;

•	Changes in the current geopolitical situation;

•	Our exposure to the credit risk of our customers and counterparties;

•

Risks related to financing, including restrictions stemming from debt agreements, future changes in credit ratings as determined by nationally-recognized credit rating agencies and the availability and cost of capital;

•	The amount of cash distributions from and capital requirements of our investments and joint ventures in which we participate;

•	Risks associated with weather and natural phenomena, including climate conditions;

•	Acts of terrorism, including cybersecurity threats and related disruptions; and

•	Additional risks described in our filings with the Securities and Exchange Commission (the “SEC”).

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or to announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to causing our actual results to differ, the factors listed above and referred to below may cause our intentions to change from those statements of intention set forth in this document. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.

Limited partner units are inherently different from the capital stock of a corporation, although many of the business risks to which we are subject are similar to those that would be faced by a corporation engaged in a similar business. You should carefully consider the risk factors referred to below in addition to the other information in this document. If any of the risks to which we are subject were actually to occur, our business, results of operations and financial condition could be materially adversely affected. In that case, we might not be able to pay distributions on our common units, the trading price of our common units could decline, and unitholders could lose all or part of their investment.

Because forward-looking statements involve risks and uncertainties, we caution that there are important factors, in addition to those listed above, that may cause actual results to differ materially from those contained in the forward-looking statements. For a detailed discussion of those factors, see Part I, Item 1A. Risk Factors in our Annual Report on Form 10-K filed with the SEC on February 26, 2016 and in Part II, Item 1A. Risk Factors in our Quarterly Reports on Form 10-Q available from our office or from our website at www.williams.com.

# # #

Williams Partners L.P.

Reconciliation of Non-GAAP Measures

(UNAUDITED)

	2015					2016
(Dollars in millions, except coverage ratios)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Williams Partners L.P.
Reconciliation of GAAP “Net Income (Loss)” to Non-GAAP “Modified EBITDA”, “Adjusted EBITDA”, and “Distributable cash flow”
Net income (loss)	$112	$332	$(167)	$(1,635)	$(1,358)	$79
Provision (benefit) for income taxes	3	—	1	(3)	1	1
Interest expense	192	203	205	211	811	229
Equity (earnings) losses	(51)	(93)	(92)	(99)	(335)	(97)
Impairment of equity-method investments	—	—	461	898	1,359	112
Other investing (income) loss - net	(1)	—	—	(1)	(2)	—
Proportional Modified EBITDA of equity-method investments	136	183	185	195	699	189
Impairment of goodwill	—	—	—	1,098	1,098	—
Depreciation and amortization expenses	419	419	423	441	1,702	435
Accretion for asset retirement obligations associated with nonregulated operations	7	9	5	7	28	7

Modified EBITDA	817	1,053	1,021	1,112	4,003	955

Adjustments
Estimated minimum volume commitments	55	55	65	(175)	—	60
Severance and related costs	—	—	—	—	—	25
Potential rate refunds associated with rate case litigation	—	—	—	—	—	15
ACMP Merger and transition related expenses	32	14	2	2	50	5
Share of impairment at equity-method investments	8	1	17	7	33	—
Geismar Incident adjustment for insurance and timing	—	(126)	—	—	(126)	—
Loss related to Geismar Incident	1	1	—	—	2	—
Impairment of certain assets	3	24	2	116	145	—
Loss (recovery) related to Opal incident	1	—	(8)	1	(6)	—
Gain on extinguishment of debt	—	(14)	—	—	(14)	—
Expenses associated with strategic alternatives	—	—	1	1	2	—

Total EBITDA adjustments	100	(45)	79	(48)	86	105

Adjusted EBITDA	917	1,008	1,100	1,064	4,089	1,060
Maintenance capital expenditures (1)	(54)	(80)	(114)	(114)	(362)	(58)
Interest expense (cash portion) (2)	(204)	(207)	(219)	(214)	(844)	(241)
Cash taxes	(1)	—	—	—	(1)	—
Income attributable to noncontrolling interests (3)	(23)	(32)	(27)	(29)	(111)	(29)
WPZ restricted stock unit non-cash compensation	7	6	7	7	27	7
Plymouth incident adjustment	4	6	7	4	21	—

Distributable cash flow attributable to Partnership Operations	646	701	754	718	2,819	739

Total cash distributed (4)	$725	$723	$723	$725	$2,896	$725

Coverage ratios:
Distributable cash flow attributable to partnership operations divided by Total cash distributed	0.89	0.97	1.04	0.99	0.97	1.02

Net income (loss) divided by Total cash distributed	0.15	0.46	(0.23)	(2.26)	(0.47)	0.11

Notes:	(1)	Includes proportionate share of maintenance capital expenditures of equity investments.

	(2)	Includes proportionate share of interest expense of equity investments.

	(3)	Income attributable to noncontrolling interests for the fourth quarter 2015 excludes allocable share of impairment of goodwill.

	(4)	In order to exclude the impact of the IDR waiver associated with the WPZ merger termination fee from the determination of coverage ratios, cash distributions have been increased for the 2015 third quarter, fourth quarter, and year by $209 million, $209 million, and $418 million, respectively, and by $10 million in the first quarter of 2016.

Williams Partners L.P.

Reconciliation of Non-GAAP “Modified EBITDA” to Non-GAAP “Adjusted EBITDA”

(UNAUDITED)

	2015					2016
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Modified EBITDA:
Central	$133	$160	$163	$384	$840	$157
Northeast G&P	185	183	189	196	753	214
Atlantic-Gulf	335	389	414	385	1,523	376
West	161	150	169	77	557	155
NGL & Petchem Services	6	158	85	72	321	53
Other	(3)	13	1	(2)	9	—

Total Modified EBITDA	$817	$1,053	$1,021	$1,112	$4,003	$955

Adjustments:
Central
Estimated minimum volume commitments	$55	$55	$65	$(175)	$—	$60
Severance and related costs	—	—	—	—	—	6
ACMP Merger and transition costs	30	14	2	2	48	3
Impairment of certain assets	—	—	—	8	8	—

Total Central adjustments	85	69	67	(165)	56	69
Northeast G&P
Severance and related costs	—	—	—	—	—	3
Share of impairment at equity-method investments	8	1	17	7	33	—
ACMP Merger and transition costs	—	—	—	—	—	2
Impairment of certain assets	3	24	2	6	35	—

Total Northeast G&P adjustments	11	25	19	13	68	5
Atlantic-Gulf
Potential rate refunds associated with rate case litigation	—	—	—	—	—	15
Severance and related costs	—	—	—	—	—	8
Impairment of certain assets	—	—	—	5	5	—

Total Atlantic-Gulf adjustments	—	—	—	5	5	23
West
Severance and related costs	—	—	—	—	—	4
Impairment of certain assets	—	—	—	97	97	—
Loss (recovery) related to Opal incident	1	—	(8)	1	(6)	—

Total West adjustments	1	—	(8)	98	91	4
NGL & Petchem Services
Severance and related costs	—	—	—	—	—	4
Loss related to Geismar Incident	1	1	—	—	2	—
Geismar Incident adjustment for insurance and timing	—	(126)	—	—	(126)	—

Total NGL & Petchem Services adjustments	1	(125)	—	—	(124)	4
Other
ACMP Merger-related expenses	2	—	—	—	2	—
Expenses associated with strategic alternatives	—	—	1	1	2	—
Gain on extinguishment of debt	—	(14)	—	—	(14)	—

Total Other adjustments	2	(14)	1	1	(10)	—

Total Adjustments	$100	$(45)	$79	$(48)	$86	$105

Adjusted EBITDA:
Central	$218	$229	$230	$219	$896	$226
Northeast G&P	196	208	208	209	821	219
Atlantic-Gulf	335	389	414	390	1,528	399
West	162	150	161	175	648	159
NGL & Petchem Services	7	33	85	72	197	57
Other	(1)	(1)	2	(1)	(1)	—

Total Adjusted EBITDA	$917	$1,008	$1,100	$1,064	$4,089	$1,060

Financial Highlights and Operating Statistics

(UNAUDITED)

Final

March 31, 2016

Williams Partners L.P.

Reconciliation of Non-GAAP Measures

(UNAUDITED)

	2015					2016
(Dollars in millions, except coverage ratios)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Williams Partners L.P.
Reconciliation of GAAP “Net Income (Loss)” to Non-GAAP “Modified EBITDA”, “Adjusted EBITDA”, and “Distributable cash flow”
Net income (loss)	$112	$332	$(167)	$(1,635)	$(1,358)	$79
Provision (benefit) for income taxes	3	—	1	(3)	1	1
Interest expense	192	203	205	211	811	229
Equity (earnings) losses	(51)	(93)	(92)	(99)	(335)	(97)
Impairment of equity-method investments	—	—	461	898	1,359	112
Other investing (income) loss – net	(1)	—	—	(1)	(2)	—
Proportional Modified EBITDA of equity-method investments	136	183	185	195	699	189
Impairment of goodwill	—	—	—	1,098	1,098	—
Depreciation and amortization expenses	419	419	423	441	1,702	435
Accretion for asset retirement obligations associated with nonregulated operations	7	9	5	7	28	7

Modified EBITDA	817	1,053	1,021	1,112	4,003	955
Adjustments
Estimated minimum volume commitments	55	55	65	(175)	—	60
Severance and related costs	—	—	—	—	—	25
Potential rate refunds associated with rate case litigation	—	—	—	—	—	15
ACMP Merger and transition related expenses	32	14	2	2	50	5
Share of impairment at equity-method investments	8	1	17	7	33	—
Geismar Incident adjustment for insurance and timing	—	(126)	—	—	(126)	—
Loss related to Geismar Incident	1	1	—	—	2	—
Impairment of certain assets	3	24	2	116	145	—
Loss (recovery) related to Opal incident	1	—	(8)	1	(6)	—
Gain on extinguishment of debt	—	(14)	—	—	(14)	—
Expenses associated with strategic alternatives	—	—	1	1	2	—

Total EBITDA adjustments	100	(45)	79	(48)	86	105

Adjusted EBITDA	917	1,008	1,100	1,064	4,089	1,060
Maintenance capital expenditures (1)	(54)	(80)	(114)	(114)	(362)	(58)
Interest expense (cash portion) (2)	(204)	(207)	(219)	(214)	(844)	(241)
Cash taxes	(1)	—	—	—	(1)	—
Income attributable to noncontrolling interests (3)	(23)	(32)	(27)	(29)	(111)	(29)
WPZ restricted stock unit non-cash compensation	7	6	7	7	27	7
Plymouth incident adjustment	4	6	7	4	21	—

Distributable cash flow attributable to Partnership Operations	646	701	754	718	2,819	739

Total cash distributed (4)	$725	$723	$723	$725	$2,896	$725

Coverage ratios:
Distributable cash flow attributable to partnership operations divided by Total cash distributed	0.89	0.97	1.04	0.99	0.97	1.02

Net income (loss) divided by Total cash distributed	0.15	0.46	(0.23)	(2.26)	(0.47)	0.11

Notes:	(1)	Includes proportionate share of maintenance capital expenditures of equity investments.

	(2)	Includes proportionate share of interest expense of equity investments.

	(3)	Income attributable to noncontrolling interests for the fourth quarter 2015 excludes allocable share of impairment of goodwill.

	(4)	In order to exclude the impact of the IDR waiver associated with the WPZ merger termination fee from the determination of coverage ratios, cash distributions have been increased for the 2015 third quarter, fourth quarter, and year by $209 million, $209 million, and $418 million, respectively, and by $10 million in the first quarter of 2016.

Williams Partners L.P.

Reconciliation of Non-GAAP “Modified EBITDA” to Non-GAAP “Adjusted EBITDA”

(UNAUDITED)

	2015					2016
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Modified EBITDA:
Central	$133	$160	$163	$384	$840	$157
Northeast G&P	185	183	189	196	753	214
Atlantic-Gulf	335	389	414	385	1,523	376
West	161	150	169	77	557	155
NGL & Petchem Services	6	158	85	72	321	53
Other	(3)	13	1	(2)	9	—

Total Modified EBITDA	$817	$1,053	$1,021	$1,112	$4,003	$955

Adjustments:
Central
Estimated minimum volume commitments	$55	$55	$65	$(175)	$—	$60
Severance and related costs	—	—	—	—	—	6
ACMP Merger and transition costs	30	14	2	2	48	3
Impairment of certain assets	—	—	—	8	8	—

Total Central adjustments	85	69	67	(165)	56	69
Northeast G&P
Severance and related costs	—	—	—	—	—	3
Share of impairment at equity-method investments	8	1	17	7	33	—
ACMP Merger and transition costs	—	—	—	—	—	2
Impairment of certain assets	3	24	2	6	35	—

Total Northeast G&P adjustments	11	25	19	13	68	5
Atlantic-Gulf
Potential rate refunds associated with rate case litigation	—	—	—	—	—	15
Severance and related costs	—	—	—	—	—	8
Impairment of certain assets	—	—	—	5	5	—

Total Atlantic-Gulf adjustments	—	—	—	5	5	23
West
Severance and related costs	—	—	—	—	—	4
Impairment of certain assets	—	—	—	97	97	—
Loss (recovery) related to Opal incident	1	—	(8)	1	(6)	—

Total West adjustments	1	—	(8)	98	91	4
NGL & Petchem Services
Severance and related costs	—	—	—	—	—	4
Loss related to Geismar Incident	1	1	—	—	2	—
Geismar Incident adjustment for insurance and timing	—	(126)	—	—	(126)	—

Total NGL & Petchem Services adjustments	1	(125)	—	—	(124)	4
Other
ACMP Merger-related expenses	2	—	—	—	2	—
Expenses associated with strategic alternatives	—	—	1	1	2	—
Gain on extinguishment of debt	—	(14)	—	—	(14)	—

Total Other adjustments	2	(14)	1	1	(10)	—
Total Adjustments	$100	$(45)	$79	$(48)	$86	$105

Adjusted EBITDA:
Central	$218	$229	$230	$219	$896	$226
Northeast G&P	196	208	208	209	821	219
Atlantic-Gulf	335	389	414	390	1,528	399
West	162	150	161	175	648	159
NGL & Petchem Services	7	33	85	72	197	57
Other	(1)	(1)	2	(1)	(1)	—

Total Adjusted EBITDA	$917	$1,008	$1,100	$1,064	$4,089	$1,060

Williams Partners L.P.

Consolidated Statement of Income (Loss)

(UNAUDITED)

	2015					2016
(Dollars in millions, except per-unit amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Revenues:
Service revenues	$1,192	$1,231	$1,232	$1,480	$5,135	$1,226
Product sales	519	599	560	518	2,196	428

Total revenues	1,711	1,830	1,792	1,998	7,331	1,654
Costs and expenses:
Product costs	463	494	426	396	1,779	317
Operating and maintenance expenses	380	431	394	420	1,625	382
Depreciation and amortization expenses	419	419	423	441	1,702	435
Selling, general, and administrative expenses	193	164	156	171	684	181
Impairment of goodwill	—	—	—	1,098	1,098	—
Net insurance recoveries – Geismar Incident	—	(126)	—	—	(126)	—
Other (income) expense – net	17	38	7	124	186	30

Total costs and expenses	1,472	1,420	1,406	2,650	6,948	1,345

Operating income (loss)	239	410	386	(652)	383	309

Equity earnings (losses)	51	93	92	99	335	97
Impairment of equity-method investments	—	—	(461)	(898)	(1,359)	(112)
Other investing income (loss) – net	1	—	—	1	2	—
Interest incurred	(209)	(215)	(216)	(224)	(864)	(240)
Interest capitalized	17	12	11	13	53	11
Other income (expense) – net	16	32	22	23	93	15

Income (loss) before income taxes	115	332	(166)	(1,638)	(1,357)	80
Provision (benefit) for income taxes	3	—	1	(3)	1	1

Net income (loss)	112	332	(167)	(1,635)	(1,358)	79
Less: Net income attributable to noncontrolling interests	23	32	27	9	91	29

Net income (loss) attributable to controlling interests	$89	$300	$(194)	$(1,644)	$(1,449)	$50

Allocation of net income (loss) for calculation of earnings per common unit:
Net income (loss) attributable to controlling interests	$89	$300	$(194)	$(1,644)	$(1,449)	$50
Allocation of net income (loss) to general partner	195	216	1	(28)	384	202
Allocation of net income (loss) to Class B units (1)	(2)	1	(5)	(39)	(46)	(4)
Allocation of net income (loss) to Class D units	68	—	—	—	68	—

Allocation of net income (loss) to common units (1)	$(172)	$83	$(190)	$(1,577)	$(1,855)	$(148)

Diluted earnings (loss) per common unit:
Net income (loss) per common unit (1)	$(.34)	$.14	$(0.32)	$(2.68)	$(3.27)	$(.25)
Weighted average number of common units outstanding (thousands)	507,001	587,088	586,722	587,581	567,275	588,562
Cash distributions per common unit	$.85	$.85	$.85	$.85	$3.40	$.85

(1)	The sum for the quarters may not equal the total for the year due to timing of unit issuances.

Williams Partners L.P.

Central

(UNAUDITED)

	2015 (3)					2016
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Revenues:
Service revenues:
Nonregulated gathering & processing fee-based revenue	$242	$247	$256	$486	$1,231	$240
Other fee revenues	10	18	14	14	56	15

	252	265	270	500	1,287	255
Intrasegment eliminations	—	—	—	—	—	—

Total revenues	252	265	270	500	1,287	255
Segment costs and expenses:
Other segment costs and expenses (1)	127	115	116	125	483	107
Intrasegment eliminations	—	—	—	—	—	—

Total segment costs and expenses	127	115	116	125	483	107
Proportional Modified EBITDA of equity-method investments	8	10	9	9	36	9

Modified EBITDA	133	160	163	384	840	157
Adjustments	85	69	67	(165)	56	69

Adjusted EBITDA	$218	$229	$230	$219	$896	$226

Operating statistics
Gathering and Processing
Gathering volumes (Bcf per day) – Consolidated (2)	2.60	2.71	2.63	2.44	2.59	2.43

(1)	Includes operating expenses, general and administrative expenses, and other income or expenses, such as certain noncash impairments and other items.

(2)	Excludes volumes associated with equity-method investments that are not consolidated in our results.

(3)	Recast due to the change in WPZ segments in the first quarter of 2016.

Williams Partners L.P.

Northeast G&P

(UNAUDITED)

	2015(4)					2016
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Revenues:
Service revenues:
Nonregulated gathering and processing fee-based revenue	$188	$183	$170	$183	$724	$188
Other fee revenues	8	33	25	20	86	24
Product sales:
NGL sales from gas processing	2	3	3	3	11	4
Marketing sales	36	32	23	25	116	20
Other sales	—	—	—	—	—	—

	234	251	221	231	937	236
Intrasegment eliminations	—	—	—	—	—	(1)

Total revenues	234	251	221	231	937	235
Segment costs and expenses:
NGL cost of goods sold	1	1	—	2	4	1
Marketing cost of goods sold	36	32	25	24	117	20
Other segment costs and expenses (1)	88	129	88	107	412	97
Intrasegment eliminations	—	—	—	—	—	—

Total segment costs and expenses	125	162	113	133	533	118

Proportional Modified EBITDA of equity-method investments	76	94	81	98	349	97

Modified EBITDA	185	183	189	196	753	214
Adjustments	11	25	19	13	68	5

Adjusted EBITDA	$196	$208	$208	$209	$821	$219

Operating statistics
Gathering and Processing
Gathering volumes (Bcf per day) – Consolidated (2)	3.30	3.06	2.87	3.19	3.10	3.34
Gathering volumes (Bcf per day) – Non-consolidated (3)	3.00	3.05	3.10	3.06	3.05	3.21
Plant inlet natural gas volumes (Bcf per day) (2)	0.31	0.38	0.38	0.28	0.34	0.31
Ethane equity sales (million gallons)	4	11	16	23	54	23
Non-ethane equity sales (million gallons)	2	3	4	4	13	5

NGL equity sales (million gallons)	6	14	20	27	67	28
Ethane production (million gallons)	4	43	52	50	149	55
Non-ethane production (million gallons)	45	56	61	41	203	41

NGL production (million gallons)	49	99	113	91	352	96

(1)	Includes operating expenses, general and administrative expenses, and other income or expenses, such as certain noncash impairments and other items.

(2)	Excludes volumes associated with equity-method investments that are not consolidated in our results.

(3)	Includes 100% of the volumes associated with operated equity-method investments.

(4)	Recast due to the change in WPZ segments in the first quarter of 2016.

Williams Partners L.P.

Atlantic-Gulf

(UNAUDITED)

	2015					2016
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Revenues:
Service revenues:
Nonregulated gathering & processing fee-based revenue	$95	$106	$102	$94	$397	$82
Regulated transportation revenue	308	312	328	337	1,285	349
Other fee revenues	29	29	29	32	119	14
Product sales:
NGL sales from gas processing	11	7	11	10	39	8
Marketing sales	87	80	63	64	294	45
Other sales	—	1	—	—	1	—
Tracked revenues	49	56	63	42	210	38

	579	591	596	579	2,345	536
Intrasegment eliminations	—	—	(1)	—	(1)	(1)

Total revenues	579	591	595	579	2,344	535

Segment costs and expenses:
NGL cost of goods sold	4	2	3	3	12	3
Marketing cost of goods sold	87	80	63	63	293	45
Other segment costs and expenses (1)	142	131	131	160	564	140
Tracked costs	49	56	63	42	210	38
Intrasegment eliminations	—	—	(1)	—	(1)	(1)

Total segment costs and expenses	282	269	259	268	1,078	225

Proportional Modified EBITDA of equity-method investments	38	67	78	74	257	66

Modifed EBITDA	335	389	414	385	1,523	376
Adjustments	—	—	—	5	5	23

Adjusted EBITDA	$335	$389	$414	$390	$1,528	$399

Operating statistics

Gathering and Processing
Gathering volumes (Bcf per day)—Consolidated (2)	0.32	0.36	0.35	0.31	0.34	0.30
Gathering volumes (Bcf per day)—Non-consolidated (3)	0.34	0.62	0.63	0.59	0.55	0.53
Plant inlet natural gas volumes (Bcf per day)—Consolidated (2)	0.69	0.61	0.68	0.68	0.66	0.64
Plant inlet natural gas volumes (Bcf per day—Non-consolidated (3)	0.35	0.61	0.63	0.60	0.55	0.56

Consolidated (2)
Ethane margin ($/gallon)	$.04	$(.07)	$.04	$.02	$.03	$.03
Non-ethane margin ($/gallon)	$.43	$.49	$.42	$.42	$.43	$.30
NGL margin ($/gallon)	$.26	$.41	$.32	$.26	$.30	$.21

Ethane equity sales (million gallons)	11	2	7	10	30	8
Non-ethane equity sales (million gallons)	15	12	17	16	60	16

NGL equity sales (million gallons)	26	14	24	26	90	24

Ethane production (million gallons)	38	33	36	46	153	48
Non-ethane production (million gallons)	94	87	93	86	360	76

NGL production (million gallons)	132	120	129	132	513	124

Non-consolidated (3)
NGL equity sales (million gallons)	17	22	21	20	80	20
NGL production (million gallons)	62	79	81	72	294	65

Transcontinental Gas Pipe Line
Throughput (Tbtu)	1,005.1	784.9	803.6	779.3	3,372.9	927.2
Avg. daily transportation volumes (Tbtu)	11.2	8.6	8.7	8.5	9.2	10.2
Avg. daily firm reserved capacity (Tbtu)	10.5	11.0	11.5	11.8	11.2	12.0

(1)	Includes operating expenses, general and administrative expenses, and other income or expenses, such as certain noncash impairments and other items.

(2)	Excludes volumes associated with equity-method investments that are not consolidated in our results.

(3)	Includes 100% of the volumes associated with operated equity-method investments.

Williams Partners L.P.

West

(UNAUDITED)

	2015					2016
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Revenues:
Service revenues:
Nonregulated gathering & processing fee-based revenue	$138	$138	$138	$147	$561	$136
Regulated transportation revenue	116	113	115	118	462	118
Other fee revenues	8	7	10	7	32	9
Product sales:
NGL sales from gas processing	48	49	43	47	187	38
Marketing sales	10	15	15	13	53	11
Other sales	6	4	4	3	17	3
Tracked revenues	—	—	—	—	—	—

	326	326	325	335	1,312	315
Intrasegment eliminations	—	—	—	—	—	—

Total revenues	326	326	325	335	1,312	315

Segment costs and expenses:
NGL cost of goods sold	23	20	20	19	82	18
Marketing cost of goods sold	10	15	15	13	53	11
Other cost of goods sold	3	2	3	2	10	2
Other segment costs and expenses (1)	129	139	118	224	610	129
Tracked costs	—	—	—	—	—	—
Intrasegment eliminations	—	—	—	—	—	—

Total segment costs and expenses	165	176	156	258	755	160

Proportional Modified EBITDA of equity-method investments	—	—	—	—	—	—

Modified EBITDA	161	150	169	77	557	155
Adjustments	1	—	(8)	98	91	4

Adjusted EBITDA	$162	$150	$161	$175	$648	$159

Operating statistics

Gathering and Processing
Gathering volumes (Bcf per day)	2.35	2.31	2.31	2.26	2.31	2.18
Plant inlet natural gas volumes (Bcf per day)	2.58	2.55	2.49	2.47	2.52	2.51

Ethane equity sales (million gallons)	2	4	4	2	12	16
Non-ethane equity sales (million gallons)	74	76	75	78	303	76

NGL equity sales (million gallons)	76	80	79	80	315	92

Ethane margin ($/gallon)	$.39	$.14	$.28	$.40	$.27	$.03
Non-ethane margin ($/gallon)	$.34	$.37	$.29	$.35	$.34	$.26
NGL margin ($/gallon)	$.34	$.35	$.29	$.35	$.33	$.22

Ethane production (million gallons)	33	40	37	30	140	47
Non-ethane production (million gallons)	239	248	255	253	995	245

NGL production (million gallons)	272	288	292	283	1,135	292

Northwest Pipeline LLC
Throughput (Tbtu)	202.7	183.0	177.9	199.2	762.8	205.6
Avg. daily transportation volumes (Tbtu)	2.3	2.0	1.9	2.2	2.1	2.3
Avg. daily firm reserved capacity (Tbtu)	3.0	3.0	3.0	3.0	3.0	3.0

(1)	Includes operating expenses, general and administrative expenses, and other income or expenses, such as certain noncash impairments and other items.

Williams Partners L.P.

NGL & Petchem Services

(UNAUDITED)

	2015					2016
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Revenues:
Service revenue:
Nonregulated gathering & processing fee-based revenue	$7	$10	$11	$11	$39	$11
Other fee-based revenues	41	42	47	46	176	47
Product sales:
NGL sales from gas processing	28	18	19	20	85	17
Olefin sales	71	162	174	148	555	136
Marketing sales	378	372	337	341	1,428	285
Other sales	4	4	1	4	13	2

	529	608	589	570	2,296	498
Intrasegment eliminations	(54)	(61)	(60)	(61)	(236)	(54)

Total revenues	475	547	529	509	2,060	444

Segment costs and expenses:
NGL cost of goods sold	19	16	14	15	64	12
Olefins cost of goods sold	62	101	89	77	329	65
Marketing cost of goods sold	381	376	340	340	1,437	287
Other cost of goods sold	6	4	2	5	17	4
Net insurance recoveries – Geismar Incident	—	(126)	—	—	(126)	—
Other segment costs and expenses (1)	66	88	71	71	296	94
Intrasegment eliminations	(54)	(61)	(60)	(61)	(236)	(54)

Total segment costs and expenses	480	398	456	447	1,781	408

Proportional Modified EBITDA of equity-method investments	11	9	12	10	42	17

Modified EBITDA	6	158	85	72	321	53
Adjustments	1	(125)	—	—	(124)	4

Adjusted EBITDA	$7	$33	$85	$72	$197	$57

Operating statistics

Ethane equity sales (million gallons)	36	33	40	34	143	38
Non-ethane equity sales (million gallons)	39	32	29	41	141	37

NGL equity sales (million gallons)	75	65	69	75	284	75
Ethane production (million gallons)	36	33	40	35	144	38
Non-ethane production (million gallons)	31	27	34	29	121	33

NGL production (million gallons)	67	60	74	64	265	71

Petrochemical Services
Geismar ethylene sales volumes (million lbs)	2	213	404	447	1,066	423
Geismar ethylene margin ($/lb) (2)	$—	$.21	$.16	$.11	$.15	$.13
Canadian propylene sales volumes (millions lbs)	39	38	44	40	161	33
Canadian alky feedstock sales volumes (million gallons)	7	6	6	7	26	7

Overland Pass Pipeline Company LLC (equity investment) – 100%
NGL Transportation volumes (Mbbls)	10,845	13,860	15,075	15,527	55,307	16,814

(1)	Includes operating expenses, general and administrative expenses, and other income or expenses, such as certain noncash impairments and other items.

(2)	Ethylene margin and ethylene margin per pound are calculated using financial results determined in accordance with GAAP, which include realized ethylene sales prices and ethylene COGS. Realized sales and COGS per unit metrics may vary from publicly quoted market indices or spot prices due to various factors, including, but not limited to, basis differentials, transportation costs, contract provisions, and inventory accounting methods.

Williams Partners L.P.

Capital Expenditures and Investments

(UNAUDITED)

	2015 (1)					2016
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Capital expenditures:
Central	$69	$75	$66	$42	$252	$38
Northeast G&P	179	148	136	116	579	65
Atlantic-Gulf	361	384	383	376	1,504	294
West	50	52	47	56	205	20
NGL & Petchem Services	75	55	59	63	252	46
Other	1	1	1	—	3	—

Total*	$735	$715	$692	$653	$2,795	$463

Purchase of businesses:
Central	$—	$112	$—	$—	$112	$—

Total	$—	$112	$—	$—	$112	$—

Purchase of investments:
Central	$1	$10	$16	$31	$58	$39
Northeast G&P	59	388	13	30	490	20
Atlantic-Gulf	20	—	15	—	35	—
NGL & Petchem Services	3	2	1	5	11	4

Total	$83	$400	$45	$66	$594	$63

Summary:
Central	$70	$197	$82	$73	$422	$77
Northeast G&P	238	536	149	146	1,069	85
Atlantic-Gulf	381	384	398	376	1,539	294
West	50	52	47	56	205	20
NGL & Petchem Services	78	57	60	68	263	50
Other	1	1	1	—	3	—

Total	$818	$1,227	$737	$719	$3,501	$526

Capital expenditures incurred, purchase of businesses, and purchase of investments:
Increases to property, plant, and equipment	$645	$731	$673	$600	$2,649	$498
Purchase of businesses	—	112	—	—	112	—
Purchase of investments	83	400	45	66	594	63

Total	$728	$1,243	$718	$666	$3,355	$561

*Increases to property, plant, and equipment	$645	$731	$673	$600	$2,649	$498
Changes in related accounts payable and accrued liabilities	90	(16)	19	53	146	(35)

Capital expenditures	$735	$715	$692	$653	$2,795	$463

(1)	Recast due to the change in WPZ segments in the first quarter of 2016.